UNITED STATES
SECURITITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2005

L.A.M. PHARMACEUTICAL, CORP.

(Exact name of registration as specified in its charter)

Delaware	0-30641	52-2278236

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Sheppard Avenue West,
Commercial Unit 1
Toronto, Ontario, Canada M3H 6B4

(Address of principal executive offices) (ZIP Code)

(877) 526-7717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 4, 2005, Mr. Gary Nath resigned from the Board of Directors in order to pursue other interests. Mr. Nath’s resignation as a director did not involve any disagreements with the company on any matter relating to the company’s operations, policies or practices. The Company and the Board expressed its gratitude and recognized Mr. Nath for his valuable services as a founding member of the Company and his instrumental role in developing and protecting the Company’s intellectual property rights. Mr. Nath’s law firm, Nath & Associates PLLC, will continue to provide intellectual property right services for the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.A.M. Pharmaceutical, Corp.
By:	/s/ Joseph T. Slechta
Joseph T. Slechta, President,
Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director.

Date: January 7, 2005